UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (date of earliest event reported): April 15, 2021
___________

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

___________

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2225 Lawson Lane
Santa Clara, California 95054
(Address of principal executive offices and Zip Code)

(408) 501-8550
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	NOW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On April 15, 2021, the Leadership Development and Compensation Committee of the Board of Directors of ServiceNow, Inc. (the “Company”) approved an amendment to the employment agreements between the Company and each of Gina Mastantuono, Chirantan J. Desai, Kevin Haverty and Russell S. Elmer (the “Executives”) (together the “Amendments”). The Amendments remove the three-year term from certain provisions regarding the effect of termination of employment in connection with a change in control and absent a change in control. Except for the revisions noted herein, each of the Executive’s existing employment agreement will remain in full force and effect. The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the form of amendment to employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Amendments will be entered into with each of the Executives in April 2021.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
	10.1	Form of Amendment to Employment Agreement between the Company and each of Gina Mastantuono, Chirantan J. Desai, Kevin Haverty and Russell S. Elmer.
	104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

	By:	/s/ Russell S. Elmer
Russell S. Elmer General Counsel

Date: April 16, 2021